UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K/A
Amendment No. 1 to Form 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 1, 2018
________________________
U.S. Silica Holdings, Inc.
(Exact name of registrant as specified in its charter)
_______________________
Delaware
(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, TX	77494
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 258-2170
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 1, 2018, U.S. Silica Company, a Delaware corporation (“Buyer” or “U.S. Silica”) and a wholly-owned subsidiary of U.S. Silica Holdings, Inc. (the “Company”), completed the acquisition (the “Acquisition”) of all of the outstanding capital stock of EP Acquisition Parent, Inc. (“EPAP”), a Delaware corporation, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of March 22, 2018, by and among Buyer, EPAP, Tranquility Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer, EPMC Parent LLC, a Delaware limited liability company, solely in its capacity as representative of the stockholders of EPAP, and solely for the purposes of Section 11.17 therein, Golden Gate Private Equity, Inc., a Delaware corporation (the “Merger Agreement”). Contemporaneous with the Merger, EPAP was renamed EP Minerals Holdings, Inc. The Form 8-K filed May 2, 2018 (the “Initial 8-K”) omitted the financial statements of the business acquired and the pro forma combined financial information as permitted by Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K. This amendment to the Initial 8-K is being filed to provide the financial statements and pro forma financial information required by Item 9.01 of Form 8-K. The Initial 8-K otherwise remains the same and the Items therein, including Item 9.01, are hereby incorporated by reference into this Current Report on Form 8-K/A.
The consideration paid by the Buyer to the stockholders of EPAP at the closing of the Merger consisted of $742,841,000, net of cash acquired of $19,109,000, subject to customary closing adjustments.
In connection with the acquisition, on May 1, 2018, the Company entered into the Third Amended and Restated Credit Agreement) with BNP Paribas, as administrative agent and the lenders named therein (the “Credit Agreement”). The Credit Agreement increases U.S. Silica’s existing senior debt by entering into a new $1.38 billion senior secured credit facility, consisting of a $1.28 billion term loan and a $100 million revolving credit facility that may also be used for swingline loans or letters of credit, and U.S. Silica may elect to increase the term loan as defined in the Credit Agreement. The Credit Agreement is secured by substantially all of the assets of U.S. Silica and U.S. Silica’s domestic subsidiaries and a pledge of the equity interests in such entities. The term loan matures on May 1, 2025 and the revolving credit facility commitment expires May 1, 2023. A portion of the term loan proceeds were used to finance the Acquisition, pay fees and expenses associated with the transactions, and for general corporate purposes. The additional proceeds available from the term loan and the revolving credit facility will be available for general corporate purposes, which can be used for acquisitions, investments, dividends, and share repurchases, and for other general corporate purposes. Borrowings under the Credit Agreement will bear interest at variable rates as determined at U.S. Silica’s election, at LIBOR or a base rate, in each case, plus an applicable margin. In addition, under the Credit Agreement, U.S. Silica is required to pay a per annum facility fee and fees for letters of credit.

Item 9.01	Financial Statements and Exhibits.
(a)(1) Audited financial statements of business acquired
The audited financial statements of EPAP as of and for the year ended November 30, 2017, including the notes thereto, are filed herewith as Exhibit 99.1.
(a)(2) Unaudited financial statements of business acquired
The unaudited financial statements of EPAP as of February 28, 2018 and November 30, 2017 and for the three months ended February 28, 2018 and 2017, including the notes thereto, are filed herewith as Exhibit 99.2.
(b) Pro forma financial information
The unaudited pro forma condensed combined balance sheet as of March 31, 2018, and statements of operations for the year ended December 31, 2017, and for the three months ended March 31, 2018, including the notes thereto, are filed herewith as Exhibit 99.3, in accordance with Rule 3-06 and Article 11 of Regulation S-X under the Securities and Exchange Commission. These rules allow the consolidation of target financial information into the registrant if their fiscal years do not vary by more than 93 days, and any material intervening events are disclosed.

(d) Exhibits

Exhibit No.	Description

23.1*	Consent of Independent Auditor – BDO USA, LLP

99.1*	The audited financial statements of EPAP as of and for the year ended November 30, 2017, including the notes thereto.

99.2*	The unaudited financial statements of EPAP as of February 28, 2018 and November 30, 2017 and for the three months ended February 28, 2018 and 2017, including the notes thereto.

99.3*
The unaudited pro forma condensed combined financial statements of the Company as of and for the three months ended March 31, 2018, and for the year ended December 31, 2017, including the notes thereto.

*	filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 13, 2018

U.S. Silica Holdings, Inc.

/s/ DONALD A. MERRIL
Name:	Donald A. Merril
Title:	Executive Vice President, Chief Financial Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Auditor – BDO USA, LLP

99.1	The audited financial statements of EPAP as of and for the year ended November 30, 2017, including the notes thereto.

99.2	The unaudited financial statements of EPAP as of February 28, 2018 and November 30, 2017 and for the three months ended February 28, 2018 and 2017, including the notes thereto.

99.3
The unaudited pro forma condensed financial statements of U.S. Silica Holdings, Inc. as of and for the three months ended March 31, 2018, and for the year ended December 31, 2017, including the notes thereto.